Exhibit 10.2

                            STANDARD COMMERCIAL LEASE

                          ARTICLE 1. BASIC LEASE TERMS

              1.1 PARTIES. This lease agreement ("Lease") is entered into this 23rd DAY OF SEPTEMBER, 1999 by and between CONTINENTAL 6425, LLP a Minnesota limited liability partnership, or its assigns ("Landlord") and RESEARCH, INCORPORATED, a Minnesota corporation ("Tenant").

              1.2 PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises ("Premises") as illustrated on Exhibit A attached hereto: approximately 90,000 square feet. of warehouse manufacturing space and office space located at 6425 Flying Cloud Drive ("Building") which consists of approximately 90,000 square feet in Eden Prairie, Minnesota, as legally described on Exhibit B attached hereto. The parties agree that the Premises do not include (and Tenant is and shall remain the owner of) all of Tenant's trade fixtures and equipment, the moveable wall partitions located in the Building and the moveable work stations located in the building.

              1.3 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on September 23, 1999 the ("Commencement Date") and shall terminate on the last day of the 60th full month thereafter unless sooner terminated as hereinafter provided ("Initial Term").

              Commencing after the fourteenth (14th) month of this Lease, Tenant or Landlord shall have the right to terminate this Lease by providing eighteen
(18) months prior written notice to the other party. Additionally, Tenant may terminate this Lease at any time during the Term if Landlord and Tenant (a) enter into an agreement whereby Landlord constructs a new facility for Tenant or
(b) enter into a new lease for other premises.

              OPTION: Provided Tenant is not in default under any term of this Lease, Tenant shall have the option to renew this Lease for two (2) consecutive one-year terms ("Renewal Terms"). The Renewal Terms shall be effective automatically unless Tenant provides at least six (6) months written notice to Landlord of Tenant's election to terminate this Lease at the end of the Initial Term or at the end of any exercised Renewal Term.

              1.4 BASE RENT. Base Rent is:

                    YEAR                BASE RENT
                    ----                ---------

                       1             $430,000 ANNUAL/$35,833.33 MONTHLY
                       2             $475,000 ANNUAL/$39,583.33 MONTHLY
                       3             $489.250 ANNUAL/$40,770.83 MONTHLY
                       4             $503,927 ANNUAL/$41,993.96 MONTHLY
                       5             $519,045 ANNUAL/$43,253.78 MONTHLY
                       6             $534,616 ANNUAL/$44,551.36 MONTHLY
                       7             $550,654 ANNUAL/$45,887.87 MONTHLY

              1.5 ADDRESSES.

              LANDLORD'S ADDRESS:                 TENANT'S BUILDING ADDRESS

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              Continental Property Group Inc.     Research, Inc.
              253 East Lake Street                6425 Flying Cloud Drive
              Wayzata, Minnesota  55391           Eden Prairie, Minnesota  55344
              Attn:  Bradley A. Hoyt              Attn:  Mr. Claude Johnson


              1.6  PERMITTED USE.  OFFICE/WAREHOUSE/MANUFACTURING

              1.7  SECURITY DEPOSIT.                NONE

              1.8  PRO-RATA SHARE.                  100%

                                 ARTICLE 2. RENT

              2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

              2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent Tenant's pro rata share of the operating expenses of Landlord for the Building and/or project of which the Premises are a part. Landlord shall invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within three (3) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account or accompanied by a check from Landlord for such excess for the last calendar year of this Lease. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.8 shall be equal to a percentage based upon a fraction the numerator of which is the total area of the Premises as set forth in Article I and the denominator of which shall be the net rentable area of the Building.

              2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" shall mean (a) amounts expended by Landlord for Landlord's Repairs pursuant to Section 5.1 of this Lease and; (b) all real property taxes and installments of special assessments, due and payable for the Premises

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during the term of this Lease and legal fees incurred in connection with actions to reduce the same; an administrative fee not to exceed 2% of gross rent, and all insurance premiums Landlord is required to pay, including fire and extended coverage, with respect to the Building.

              2.4 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the tenth (10th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

              2.5 INCREASE IN INSURANCE PREMIUMS. It an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

              2.6 SECURITY DEPOSIT.  INTENTIONALLY OMITTED.

              2.7 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to 1.5 times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease together with all additional rent as provided in this Lease. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant whether with or without the consent of Landlord shall operate to extend the term of this Lease.

                          ARTICLE 3. OCCUPANCY AND USE

              3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section
1.6. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, and will not create a nuisance. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

              3.2 SIGNS. Except for Tenant's signage in place as of the date of this Lease, no other sign of any type or description shall be erected, placed or painted in or about the Premises or project except those signs submitted to Landlord in writing and approved by Landlord in writing, which approval shall not be unreasonably withheld, delayed or conditioned.

              3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises, except where such use requires improvements to be made to the Premises, in which event such improvements shall be made by Landlord as a Landlord Repair pursuant to
Section 5.1 of this Lease. Tenant will comply with the rules and regulations of the Building adopted by Landlord in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All changes and amendments to the rules land regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

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              3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof, except as otherwise provided in this Lease. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

              3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or lessees, and to alter, improve or repair the Premises or any other portion of the Building, which entry shall not unreasonable interfere with Tenant's business operations on the Premises. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby, except where the same is occasioned by the negligent or intentional act or omission of Landlord or Landlord's employees, agents, contractors or invitees. Landlord shall at all times have and retain a key with which to unlock all of the doors in upon and about the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

                        ARTICLE 4. UTILITIES AND SERVICE

              4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service. Notwithstanding the foregoing, in the event that Tenant is unable to operate its business in the Premises due to interruption in service that is caused by the negligence or intentional act, or omission of the Landlord for a period of five (5) consecutive days or more, Tenant may abate the payment of rent until such time as Tenant is able to resume its business operations in the Premises.

              4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building, except where the same are occasioned by the negligent or intentional act or omission of Landlord or Landlord's employees, agents, contractors or invitees.

                       ARTICLE 5. REPAIRS AND MAINTENANCE

              5.1 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and
2.3. Landlord shall not be liable to Tenant except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Notwithstanding the foregoing, in the event that Tenant is unable to operate its business in the Premises due to interruption in service that is caused by the negligence or intentional act, or omission of the Landlord for a period of five (5) consecutive days or more,

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Tenant may abate the payment of rent until such time as Tenant is able to resume its business operations in the Premises.

              The parties further agree that if the cost of any single item or occasion of maintenance, repair or replacement which is otherwise a Tenant Repair, pursuant to Section 5.2 of this Lease, exceeds $7,500, such item or occasion shall not be a Tenant Repair, but shall become a Landlord Repair. Tenant agrees that the expense of any of Tenant's personnel in connection with any item or occasion of maintenance, repair or replacement shall not be included in the $7,500 calculation of a Landlord Repair. Within five (5) days of the date Tenant identifies a Tenant Repair which is a Landlord Repair pursuant to this
Section 5.1, Tenant shall provide written notice of such Landlord Repair to Landlord. Within five (5) days of the date of such notice, Landlord and Tenant shall agree upon the appropriate measures to be taken or performed to complete the maintenance, repair or replacement identified as such Landlord Repair, which measure will be promptly commenced and diligently pursued to completion by Landlord. The time periods described in this Section 5.1 shall be shortened in an emergency or as may be otherwise necessary under the circumstances of the specific Landlord Repair. The parties further agree that (a) all Landlord Repairs are capital expenses which shall be amortized in accordance with generally accepted accounting principles, (b) the amount payable by Tenant for each month during the Term shall not exceed the monthly amortized amount of such expense, and (c) Tenant shall not be obligated to pay monthly estimates of the such capital expenses until Landlord performs such Landlord Repair(s).

              5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair, and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks the replacement of all broken glass, trash and snow removal, landscaping, and pest control, as required under the circumstances. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and parking areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after at least ten (10) days written notice shall have been given Tenant, except in the event of an emergency in which no notice shall be required, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

              5.3 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted, except (a) insured casualty damage to the Premises and (b) Tenant's right to removal of its trade fixtures, equipment, moveable wall partitions and moveable work stations from the Premises, provided, however, that Tenant shall repair damage to the Premises caused by such removal. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

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              6.1 LANDLORD IMPROVEMENTS. INTENTIONALLY OMITTED.

              6.2 TENANT IMPROVEMENTS. Tenant shall have the right to make such alterations, changes and improvements (hereinafter in this Article called "Alterations") to the interior and exterior of the Premises as Tenant may deem appropriate, provided that Tenant shall make no structural changes, the cost of which exceeds $10,000, in the Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to install in the Premises all trade fixtures and equipment which Tenant, in its sole discretion, may deem necessary or desirable; and in connection with its Alterations and with the purchase and installation of such trade fixtures and equipment, Tenant shall select all personnel, labor, materials, equipment, services, utilities and other elements, enter into contracts therefor and determine and do any and all matters and things which Tenant, in its sole discretion, shall deem necessary or advisable.

                        ARTICLE 7. CASUALTY AND INSURANCE

              7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, effective as of the date of the written notification. The rent payable under this Lease during the period for which the Premises are untenantable shall be abated or adjusted to such an extent as may be fair and reasonable under the circumstances.

              7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees, or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

              7.3 PROPERTY INSURANCE. At all times during the term of this Lease, Landlord shall maintain insurance on the Premises against loss by fire and other hazards covered by the so-called "all-risk" form of policy. Landlord shall provide to Tenant a copy of the certificate of insurance evidencing the insurance required to be maintained by Landlord pursuant to this Lease. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

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              7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action, or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the teems of the mutual waivers contained in this Section.

              7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees, or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants, or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

              7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000 or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

                             ARTICLE 8. CONDEMNATION

               8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of relocation of Tenant's business and depreciation or damage to and cost of removal of Tenant's personal property and trade fixtures.

              8.2 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of relocation of Tenant's business and depreciation or damage to and cost of removal of Tenant's personal property and trade fixtures.

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                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

              9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

              9.2 TENANT ASSIGNMENT. Tenant shall have the right to assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger, or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, except as provided below, and in no event shall any such assignment or sublease release Tenant or any guarantor from any obligation or liability hereunder, except as provided in Section 9.4 of this Lease. Specifically and not by way of limitation, Tenant may sublet any portion of the Premises at any time during the Initial Term without the consent of Landlord, such that the provisions of Section 9.3 shall not apply to a sublease of the Premsies. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assigned by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Only the balance of the Initial Term of this Lease shall be assigned or sublet by Tenant. The Renewal Terms shall not be assigned or sublet by Tenant.

              9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, of the proposed sublessee or assignee. The sole condition of Landlord's consent to an assignment or sublet shall be that the proposed assignee or subtenant have a financial condition equal to or better than Tenant's financial condition as of the execution of this Lease. Fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (2) refuse, in its reasonable judgment, to consent to the proposed assignment or sublease, which reasons shall be provided in writing to Tenant, together with written notice of Landlord's refusal pursuant to this Section 9.3. Upon the occurrence of an event of default, if all or any part of the Premises are assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any collections directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

              9.4 SALE OF TENANT'S BUSINESS. Notwithstanding the foregoing, in the event of a sale of Tenant's business, whether by stock purchase, asset purchase, merger or other means ("Sale of Tenant"), Tenant may, without Landlord's consent, assign this Lease to the person or entity which purchased Tenant (the "Purchaser"). Landlord agrees that, upon such assignment to a Purchaser in the event of the Sale of Tenant which does not result in Tenant being the surviving entity, Tenant

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shall be released from any liability pursuant to this Lease. Accordingly, the provisions of Section 9.3 shall not apply to an assignment in the event of a Sale of Tenant.

              9.5 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon twenty (20) days prior written request to execute additional instruments subordinating this Lease pursuant to the terms and conditions of this Section 9.5 and provided such instruments do not amend or modify any terms of this Lease. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the forgoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

              9.6 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within twenty (20) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following; Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified , Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within twenty (20) days after receipt of a request from Landlord, the most recent quarterly financial statement of Tenant, certified as true and correct by Tenant.

                                ARTICLE 10. LIEN

              10.1 LANDLORD'S LIEN. INTENTIONALLY OMITTED.

              10.2 UNIFORM COMMERCIAL CODE. INTENTIONALLY OMITTED.

                        ARTICLE 11. DEFAULT AND REMEDIES

              11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease; (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease within five (5) days of the date such payment is due; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant, provided, however, that if Tenant commences to cure a default which is not susceptible of completion within thirty (30) days, Tenant shall not be in default if Tenant commences said cure within the thirty (30) day period and diligently prosecutes the same to completion thereafter; (4) Tenant shall file a petition or if an involuntary petition is filed against

Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for the benefit of creditors an any of the same are not released, discharged or otherwise removed from the record within sixty (60) days following the date of the same; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, provided, however, that Tenant shall have the right to contest any mechanic's lien or other lien which attaches to the Premises, provided that Tenant provides Landlord with reasonable security for the same no later than twenty (20) days following the date Tenant is made aware that such lien is filed against the Premises.

              In the event that an order for relief is entered in any case under Title 11. U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term of six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

              11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

              In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay all amounts hereunder for the full stated and exercised term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner; without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord shall use commercially reasonable efforts to release the Premises, or any part thereof, to any one other shall the Tenant for such time and upon such terms as Landlord, in Landlord's commercially reasonable discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

Upon such reentry, Tenant shall be liable to Landlord as follows:

              A. For all attorney's fees incurred by Landlord in connection with exercising any remedy hereunder;

              B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

              C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

              D. For a fraction of all expenses incurred in releasing the Premises, including leasing commissions, attorney's fees, and costs of alteration and repairs, which shall be payable by Tenant as they are incurred by Landlord, the numerator of which fraction shall be the number of months remaining in the exercised term of this Lease as of the date of the relet lease and the denominator of which fraction shall be the number of months in the term of the relet lease; and

              E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

              Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any releasing without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter by payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less shall an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the exercised term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorney's fees, expenses, of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the exercised term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

              If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

              11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorney's fees and interest.

              11.4 INTEREST AND ATTORNEY'S FEES. In the event of a Default by Tenant; (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of twelve percent (12%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

              11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

              A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

              B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

              C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

              D. No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

              E. No action or inaction by Landlord shall constitute a waiver of a Default.

              F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

                             ARTICLE 12. RELOCATION

              12.1 RELOCATION OPTION. INTENTIONALLY OMITTED.

              12.2 EXPENSES. INTENTIONALLY OMITTED.

               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

              13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL Consideration FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL Representations, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

              13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

              13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                            ARTICLE 14. MISCELLANEOUS

              14.1 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

              14.2 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

              14.3 RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes. If any, levied or imposed by any city, state, country or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the teems of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

              14.4 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

              14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.5 All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.5, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the teems of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in
Section 1.5.

              14.6 SUBMISSION OF LEASE. INTENTIONALLY OMITTED.

              14.7 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually as Tenant.

              14.8 HAZARDOUS SUBSTANCES. Tenant shall not unlawfully bring or permit to remain on the Premises or the Building any asbestos, petroleum, or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney's fees and court costs) caused by or arising out of (I) a violation of the foregoing prohibition or (ii) the unlawful presence or any release of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease.

Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the unlawful presence and any release of any Hazardous Materials in, on, under, or about the Premises or the Building during the term of the Lease in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason of this Lease.

              14.9 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

              14.10 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other shall its interest in the Building as herein expressly provided.

              14.11 BROKERAGE. Landlord and Tenant each represent and warrant to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to Benchmark Commercial Real Estate Group, Inc. which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

              14.12 NOTIFICATION TO TENANT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CONTINENTAL PROPERTY GROUP INC., which has been appointed to act as the agent in leasing management and on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

              14.13 EXHIBITS. Reference is made to the following Exhibits which are attached hereto and made apart hereof.

Exhibit A Plan of Demised Premises
Exhibit B Legal Description
Exhibit C None
Exhibit D None
Exhibit E None
Exhibit F Rules and Regulations

                             ARTICLE 15. SIGNATURES

SIGNED effective the day and year first above written.


              LANDLORD                               TENANT

By: /s/ Brad Hoyt                       By: /s/ Claude C. Johnson
   ---------------------------------       -----------------------------------

Its:                                    Its:
    ---------------------------------       ----------------------------------

Dated  September 23, 1999               Dated  September 23, 1999
      -------------------------------         --------------------------------